AMENDMENT NO. 6 TO EMPLOYMENT AGREEMENT

     This Amendment No. 6 to Employment Agreement is made and entered into on the 25th day of March, 1999, among PAMIDA HOLDINGS CORPORATION ("Holdings"), a Delaware corporation, PAMIDA, INC. ("Pamida"), a Delaware corporation, and
STEVEN S. FISHMAN (the "Executive"). Holdings and Pamida collectively are referred to in this Amendment No. 6 as the "Companies".


                                      * * *

     WHEREAS, the Companies and the Executive are parties to an Employment Agreement dated September 22, 1995 (the "Employment Agreement"); and

     WHEREAS, the Companies and the Executive now desire to amend the Employment Agreement as more particularly set forth below;

     NOW, THEREFORE, the Companies and the Executive agree as follows:

     1. Pursuant to Paragraph 6 of the Employment Agreement, the Companies and the Executive agree that the Executive's incentive bonus program for the fiscal year of Holdings ending January 30, 2000 ("Fiscal 2000") shall be the following:

     (a) If (i) the consolidated earnings of Holdings and its subsidiaries (on a first-in, first-out basis with respect to merchandise inventories) before interest, taxes, depreciation, and amortization (the "EBITDA") for Fiscal 2000 (the "FY2000 EBITDA") are less than $48,500,000 or (ii) the percentage increase in the comparable store sales of Pamida for Fiscal 2000 compared with the fiscal year ended January 31, 1999 (the "Comparable Store Sales Increase") is less than 3%, then the Executive shall not be entitled to any incentive bonus for Fiscal 2000.

     (b) If the FY2000 EBITDA equals or exceeds $48,500,000 and the Comparable Store Sales Increase equals or exceeds 3%, then the Executive's incentive bonus for Fiscal 2000 shall be determined as a percentage of the Executive's base salary from the matrix attached to this Amendment No. 6 taking into account (i) the FY2000 EBITDA and (ii) the Comparable Store Sales Increase. The Comparable Store Sales Increase shall be determined in accordance with Pamida's historical practices.

     (c) For purposes of such matrix, a Comparable Store Sales Increase of more than 9% shall be treated as an increase of 9%, and FY2000 EBITDA of more than $56,000,000 shall be treated as FY2000 EBITDA of $56,000,000.

     (d) For purposes of applying such matrix, the Executive's base salary shall be the Executive's base salary in effect on January 30, 2000.

     (e) The maximum incentive bonus that the Executive shall have the opportunity to earn for Fiscal 2000 is 125% of the Executive's applicable base salary.

     (f) FY2000 EBITDA amounts between whole millions of dollars and a Comparable Store Sales Increase between whole percentages shall be interpolated on a straight-line basis for purposes of applying such matrix.

     (g) Solely by way of illustration of the application of such matrix, if the FY2000 EBITDA is $50,500,000 and the Comparable Store Sales Increase for Fiscal 2000 is 4.6%, then the Executive's incentive bonus for Fiscal 2000 would be 55% of the Executive's applicable base salary.

The Executive's incentive bonus for Fiscal 2000 (if any) shall be paid to the Executive as soon as practicable after Holdings has received the final audit report with respect to Fiscal 2000 from its independent accountants.

     2. The provisions of Paragraph 1 of this Amendment No. 6 are intended to satisfy the requirements of Paragraph 6 of the Employment Agreement for the fiscal year of Holdings ending in 2000.

     3. Paragraph 12 of the Employment Agreement hereby is amended in its entirety so as to read as follows:

          "12. NOTICE OF NONRENEWAL. If, during or after the expiration of the term of this agreement, the Companies determine not to continue the employment of the Executive at a base salary at least equal to the Base Salary which is in effect as of the last day of the term of this agreement and with fringe benefits and an incentive bonus program reasonably comparable to those in effect as of the last day of the term of this agreement, then the Companies shall so notify the Executive in writing (the "Notice") promptly after such determination has been made. If the Executive receives the Notice either at a time when there are less than twelve (12) months left in the term of this agreement or after the expiration of the term of this agreement while the Executive is still in the employ of the Companies, then regardless of the expiration of the term of this agreement the Executive shall be entitled to receive the following payments and benefits from the
     Companies:

          (a) Continued payment of the Executive's Base Salary, at the annual rate in effect on the last day of the term of this agreement, until that date (the "Extended Payment Date") which is twelve (12) months after the date on which the Executive received the Notice; provided, that such payments shall be reduced by the aggregate amount of salary or consulting fees which the Executive derives from employment with another employer (for purposes of this Paragraph 12, the "Other Employment"), whether as an employee or as a consultant, during the period from the effective date of the termination of the Executive's employment by the Companies pursuant to the Notice through the Extended Payment Date (the "Extended Payment Period"). In no event, however, shall the Executive be required to repay to the Companies any portion of any payments made to the Executive pursuant to this subparagraph 12(a) for any periods prior to the periods during which the Executive earned such salary or consulting fees from the Other Employment.

          (b) An incentive bonus in an amount equal to (i) the average amount of the incentive bonuses received by the Executive from the Companies for the three fiscal years of the Companies ended prior to March 5, 2000, multiplied by
               (ii) a fraction whose numerator is the number of days in the Extended Payment Period and whose denominator is 365, such incentive bonus to be paid on the last day of the Extended Payment Period; provided, that such incentive bonus shall be reduced by any bonuses received or receivable by the Executive from the Other Employment (if any) for services performed by him during the Extended Payment Period.

          (c) Continued participation in the following benefit plans or programs of the Companies which may be in effect from time to time, to the extent that continued participation by the Executive is permitted under the terms and conditions of such plans or programs (unless such continued participation is restricted or prohibited by applicable governmental regulations governing such plans or programs), until the first to occur of the expiration of the Extended Payment Period or (separately with respect to the termination of each benefit) the provision of a substantially equivalent benefit to the
               Executive   by   another   employer   of  the
               Executive:

               (1)     Group medical/hospital insurance,
               (2)     Group dental insurance,
               (3)     Group life insurance,
               (4)     Executive life insurance,
               (5)     Group   long-term    disability
                       insurance,
               (6)     Executive   long-term   disability
                       insurance,
               (7)     Exec-U-Care     medical    expense
                       reimbursement insurance,
               (8)     Professional  financial,  tax, and
                       estate planning services,
               (9)     Automobile allowance,
               (10)    Annual physical examination,
               (11)    Business club membership.

               If continued participation by the Executive in any of the foregoing benefit plans or programs of the Companies is not permitted under the terms and conditions of any of such plans or programs, then in lieu of continued participation in such plan or program the Companies shall pay to the Executive in cash an amount equal to the cost that the Companies would have incurred with respect to the Executive if the Executive were permitted to continue as a participant in such plan or program during the applicable period. The Companies agree not to unilaterally take any action which would prevent the Executive from continuing to participate in any of such plans or programs unless such action similarly affects all other participants in such plans or programs.

     The Executive promptly shall notify the Companies of his acceptance of the Other Employment and of the amount of compensation and benefits which the Executive receives or is entitled to receive from the Other Employment during the Extended Payment Period. In the event of the Executive's death prior to the end of the Extended Payment Period, the payments and benefits provided for in this Paragraph 12 shall cease and terminate as of the date of the Executive's death, except as otherwise required by applicable law. The provisions of this Paragraph 12, if they become applicable to the Executive, shall survive the expiration of the term of this agreement unless, by written agreement between the Executive and the Companies, this agreement is terminated."

      4.    This Amendment No. 6 shall be effective as of February 1, 1999.

      5. As hereby amended, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Companies and the Executive have executed this Amendment No. 6 to Employment Agreement on the day and year first above written.

                                        PAMIDA HOLDINGS CORPORATION,
                                        a Delaware corporation

                                        By: /s/ Frank A. Washburn
                                            ---------------------
                                            Frank A. Washburn, Executive Vice
                                            President


                                        PAMIDA, INC., a Delaware corporation

                                        By: /s/ Frank A. Washburn
                                            ---------------------
                                            Frank A. Washburn, Executive Vice
                                            President



                                            /s/ Steven S. Fishman
                                            ---------------------
                                            Steven S. Fishman